UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2025

Rent the Runway, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40958	80-0376379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Rent the Runway, Inc.
10 Jay Street
Brooklyn, New York 11201
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (212) 524-6860

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RENT	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On July 8, 2025, Rent the Runway, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders. A total of 2,099,883 shares of Class A common stock and 155,634 shares of Class B common stock (collectively, the “Common Stock”) were present in person or represented by proxy at the meeting, representing 5,212,563 votes or approximately 74.68% of the combined voting power of the Company’s outstanding Common Stock as of the May 13, 2025 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 22, 2025.

Item 1 - Election of three Class I Directors to serve until the Company’s 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
Tim Bixby	4,018,319	280,652	913,592
Jennifer Fleiss	4,128,837	170,134	913,592
Daniel Rosensweig	4,162,418	136,553	913,592

Item 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026.

Votes FOR	Votes AGAINST	Votes ABSTAINED
5,187,562	17,484	7,517

Based on the foregoing votes, Tim Bixby, Jennifer Fleiss and Daniel Rosensweig were elected as Class I Directors and Item 2 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT THE RUNWAY, INC.

Date: July 11, 2025	By:	/s/ Cara Schembri
Cara Schembri Chief Legal & Administrative Officer; Secretary